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                                                                      Exhibit(G)

                  CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

     THIS AGREEMENT is made effective the 2nd day of January, 1998, by and between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the State of Missouri, having its principal office and place of business at 801 Pennsylvania Avenue, Kansas City, Missouri 64105 ("IFTC"), EACH REGISTERED INVESTMENT COMPANY LISTED ON SCHEDULE A hereto, as it may be amended from time to time, incorporated herein by this reference, each having its principal office and place of business at 840 Newport Center Drive, Newport Beach, CA 92660 (each sometimes referred to as a "Fund" and, collectively, the "Funds"), and PACIFIC INVESTMENT MANAGEMENT COMPANY, a Delaware partnership having its principal office and place of business at 840 Newport Center Drive, Newport Beach, CA 92660 ("PIMCO"), acting as administrator for each Fund.

                                  WITNESSETH:

     WHEREAS, PIMCO administers all of the operations of PIMCO Funds: Pacific Investment Management Series ("PIMS"), a Massachusetts business, trust that is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company, pursuant to an Administration Agreement between PIMS and PIMCO, and procures or provides for the procurement on behalf of PIMS at PIMCO's expense certain services, including custody services; and

     WHEREAS, PIMCO Advisors L.P. ("PALP") administers all of the operations of the PIMCO Funds: Multi-Manager Series ("MMS"), a Massachusetts business trust that is registered with the SEC as an open-end management investment company, pursuant to an Administration Agreement between MMS and PALP, and procures or provides for procurement on behalf of MMS at PALP's expense certain services, including custody services; and

     WHEREAS, PIMCO pursuant to an Administration Agreement with PALP has been appointed as sub-administrator to provide or procure certain services, including custody services, for or on behalf of MMS; and

     WHEREAS, PIMCO desires to appoint IFTC as custodian of the assets of each Fund's investment portfolio or portfolios (each a "Portfolio", and collectively the "Portfolios") and as each Fund's agent to perform certain investment accounting and recordkeeping functions; and

     WHEREAS, IFTC is willing to accept such appointment on the terms and conditions hereinafter set forth;

     NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1.   APPOINTMENT OF CUSTODIAN AND AGENT. PIMCO hereby constitutes and appoints
     ----------------------------------
     IFTC as:
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     A.   Custodian of the investment securities, interests in loans and other non-cash investment property, and monies at any time owned by each of the Portfolios and delivered to IFTC as custodian hereunder ("Assets"); and

     B. Agent to perform certain accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Rule 3 1 a of the Investment Company Act of 1940, as amended (the " 1940 Act") and to calculate the net asset value of the Portfolios.

2.   REPRESENTATIONS AND WARRANTIES.
     -------------------------------

     A.   Each Fund hereby represents, wan-ants and acknowledges to IFTC:

          1. That it is a corporation or trust duly organized and existing and in good standing under the laws of its state of organization, and that it is registered under the 1940 Act; and

          2. That it has the requisite power and authority under applicable law and its articles of incorporation and its bylaws or its trust instrument, as the case may be, to enter into this Agreement; that it has taken all requisite action necessary to appoint IFTC as custodian and investment accounting and recordkeeping agent, that this Agreement has been duly executed and delivered by Fund; and that this Agreement constitutes a legal, valid and binding obligation of Fund, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and general principles of equity.

     B.   IFTC hereby represents, warrants and acknowledges to each Fund and to
          PIMCO:

          1. That it is a trust company duly organized and existing and in good standing under the laws of the State of Missouri; and

          2. That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by IFTC; and that this Agreement constitutes a legal, valid and binding obligation of IFTC, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and general principles of equity.

     C.   PIMCO hereby represents, warrants and acknowledges to IFTC:

          1. That it is a partnership duly organized and existing and in good standing under the laws of the State of Delaware; and

          2. That it has the requisite power and authority under applicable law and its partnership agreement to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by PIMCO; and that this Agreement constitutes a legal, valid and binding obligation of PIMCO, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and general principles of equity.

3.  DUTIES AND RESPONSIBILITIES OF THE PARTIES.
    -------------------------------------------

     A.   Delivery of Assets. Except as permitted by the 1940 Act, PIMCO will
          ------------------
          deliver or cause to be delivered to IFTC on the effective date hereof, or as soon thereafter as practicable, and from time to time thereafter, all Assets acquired by, owned by or from time to time coming into the possession of each of the Portfolios during the term hereof. IFTC has no responsibility or liability whatsoever for or on account of assets not so delivered.

     B.   Delivery of Accounts and Records. PIMCO will turn over or cause to be
          --------------------------------
          turned over to IFTC all accounts and records needed by IFTC to fully and properly perform its duties and responsibilities hereunder. IFTC may rely conclusively on the completeness and correctness of such - accounts and records.

     C.   Delivery of Assets to Third Parties. IFTC will receive delivery of and
          ----------------------------
          keep safely the Assets of each Portfolio segregated in a separate account. IFTC will not deliver, assign, pledge or hypothecate any such Assets to any person except as permitted by the provisions hereof or any agreement executed according to the terms of Section 3.P hereof. Upon delivery of any such Assets to a subcustodian appointed pursuant hereto (hereinafter referred to as "Subcustodian"), IFTC will create and maintain records identifying such Assets as belonging to the applicable Portfolio. IFTC is responsible for the safekeeping of the Assets only until they have been transmitted to and received by other persons as permitted under the terms hereof, except for Assets transmitted to Subcustodians, for which IFTC remains responsible to the extent provided herein. IFTC may participate directly or indirectly through a subcustodian in the Depository Trust Company
          (DTC), Treasury/Federal Reserve Book Entry System (Fed System), Participant Trust Company (PTC) or other depository approved by a Fund (as such entities are defined at 17 CFR Section 270.17f-4(b)) (each a "Depository" and collectively the "Depositories"). IFTC will be responsible to each Fund for any loss, damage or expense suffered or incurred by such Fund resulting from the actions or

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          omissions of any Depository only to the same extent such Depository is responsible to IFTC. IFTC shall be liable to the Funds for any loss or damage resulting from the use of a Depository arising by reason of any negligence, willful misconduct or bad faith on the part of IFTC or any of its officers, employees or agents.

     D.   Registration. IFTC will at all times hold registered Assets in the
          ------------
          name of IFTC as custodian, the applicable Portfolio, or a nominee of either of them, unless specifically directed by Instructions, as hereinafter defined, to hold such registered Assets in so-called "street name;" provided that, in any event, IFTC will hold all such Assets in an account of IFTC as custodian containing only Assets of the applicable Portfolio, or only assets held by IFTC as a fiduciary or custodian for customers; and provided further, IFTC's records will at all times indicate the Portfolio or other customer for which such Assets are held and the respective interests therein. If, however, PIMCO directs IFTC to maintain Assets in "street name", notwithstanding anything contained herein to the contrary, IFTC will be obligated only to utilize its best efforts to timely collect income due the Portfolio on such Assets and to notify the Portfolio of relevant information, such as maturities and pendency of calls, and corporate actions including, without limitation, calls for redemption, tender or exchange offers, declaration, record and payment dates and amounts of any dividends or income, reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, or conversion ("Corporate Actions"). All Assets and the ownership thereof by a Portfolio will at all times be identifiable on the records of EFTC. PIMCO agrees to hold IFTC and its nominee harmless for any liability as a shareholder of record of securities held in custody.

     E.   Exchange. Upon receipt of Instructions, IFTC will exchange, or cause
          --------
          to be exchanged, Assets held for the account of a Portfolio for other Assets issued or paid in connection with any Corporate Action, or otherwise, and will deposit any such Assets in accordance with the terms of any such Corporate Action. Without Instructions, IFTC is authorized to exchange Assets in temporary form for Assets in definitive form, to effect an exchange of shares when the par value of stock is changed, and, upon receiving payment therefor, to surrender bonds or other Assets at maturity or when advised of earlier call for redemption, except that IFTC will receive Instruction prior to surrendering any convertible security.

     F.   Purchases of Investments - Other Than Options and Futures. On each
          ---------------------------------------------------------
          business day on which a Portfolio makes a purchase of Assets other than options and futures, PIMCO will deliver to IFTC Instructions specifying with respect to each such purchase:

          1.  If applicable, the name of the Portfolio making such purchase;

          2.  The name of the issuer and description of the Asset;

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          3.   The number of shares and the principal amount purchased, and accrued interest, if any;

          4.  The trade date;

          5.  The settlement date;

          6. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;

          7.  The total amount payable upon such purchase;

          8. The name of the person from whom or the broker or dealer through whom the purchase was made; and

          9. Whether the Asset is to be received in certificated form or via a specified Depository.

          In accordance with such Instructions, IFTC will pay for out of monies held for the purchasing Portfolio, but only insofar as such monies are available for such purpose, and receive the Assets so purchased by or for the account of such Portfolio, except that IFTC, or a Subcustodian, may in its sole discretion advance funds to such Portfolio which may result in an overdraft because the monies held on behalf of such Portfolio are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by PIMCO, IFTC will make such payment only upon receipt of Assets: (a) by IFTC;
          (b) by a clearing corporation of a national exchange of which IFTC is a member; or (c) by a Depository. Notwithstanding the foregoing, (i) IFTC may release funds to a Depository prior to the receipt of advice from the Depository that the Assets underlying a repurchase agreement have been transferred by book-entry into the account maintained with such Depository by IFTC on behalf of its customers; provided that IFTC's instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the Assets underlying the repurchase agreement in such account; (ii) IFTC may make payment for time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; and (iii) IFTC may make, or cause a Subcustodian to make, payment for the purchase of Assets the settlement of which occurs outside of the United States of America in accordance with generally accepted local custom and market practice.

     G.   Sales and Deliveries of Investments -- Other Than Options and Futures.
                --------------------------------------------------------
          On each business day on which a Portfolio makes a sale of Assets other than options and futures, PIMCO will deliver to IFTC Instructions specifying with respect to each such sale:

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          1.  If applicable, the name of the Portfolio making such sale;

          2.  The name of the issuer and description of the Asset;

          3. The number of shares and principal amount sold, and accrued interest, if any;

          4. The date on which the Assets sold were purchased or other information identifying the Assets sold and to be delivered;

          5.   The trade date;

          6.   The settlement date;

          7. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;

          8.   The total amount to be received by the Portfolio upon such sale;
               and

          9. The name and address of the broker or dealer through whom or person to whom the sale was made.

          IFTC will deliver or cause to be delivered the Assets thus designated as sold for the account of the selling Portfolio as specified in the Instructions. Except as otherwise instructed by PIMCO, IFTC will make such delivery upon receipt of- (a) payment therefor in such form as is satisfactory to IFTC; (b) credit to the account of IFTC with a clearing corporation of a national securities exchange of which IFTC is a member; or (c) credit to the account maintained by IFTC on behalf of its customers with a Depository. Notwithstanding the foregoing: (i) IFTC will deliver Assets held in physical form in accordance with "street delivery custom" to a broker or its clearing agent; or (ii) IFTC may make, or cause a Subcustodian to make, delivery of Assets the settlement of which occurs outside of the United States of America upon payment therefor in accordance with generally accepted local custom and market practice.

     H.   Purchases or Sales of Options and Futures. On each business day on
          -----------------------------------------
          which a Portfolio makes a purchase or sale of the options and/or futures listed below, PIMCO will deliver to IFTC Instructions specifying with respect to each such purchase or sale:

          1. If applicable, the name of the Portfolio making such purchase or sale;

          2.   In the case of security options:

               a.   The underlying security;
               b.   The price at which purchased or sold;

               c.   The expiration date;
               d.   The number of contracts;
               e.   The exercise price;
               f. Whether the transaction is an opening, exercising, expiring or closing transaction;
               g.   Whether the transaction involves a put or call;
               h.   Whether the option is written or purchased;
               i.   Market on which option traded; and
               j. Name and address of the broker or dealer through whom the sale or purchase was made.

          3.   In the case of options on indices:

               a.   The index;
               b.   The price at which purchased or sold;
               c.   The exercise price;
               d.   The premium;
               e.   The multiple;
               f.   The expiration date;
               g. Whether the transaction is an opening, exercising, expiring or closing transaction;
               h.   Whether the transaction involves a put or call;
               i.   Whether the option is written or purchased; and
               j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

          4.   In the case of security index futures contracts:

               a. The last trading date specified in the contract and, when available, the closing level, thereof;
               b.   The index level on the date the contract is entered into;
               c.   The multiple;
               d.   Any margin requirements;
               e. The need for a segregated margin account (in addition to Instructions, and if not already in the possession of IFTC, PIMCO will deliver a substantially complete and executed custodial safekeeping account and procedural agreement, incorporated herein by this reference); and

               f  The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

          5.   In the case of options on index future contracts:

               a.   The underlying index future contract;
               b.   The premium;
               c.   The expiration date;
               d.   The number of options;
               e.   The exercise price;
               f. Whether the transaction involves an opening, exercising, expiring or closing transaction;
               g.   Whether the transaction involves a put or call;
               h.   Whether the option is written or purchased; and
               i.   The market on which the option is traded.

     I.   Assets Pledged or Loaned. If specifically allowed for in the
          ------------------------
          prospectus or registration statement of a Portfolio, and subject to such additional terms and conditions as IFTC may require:

          1. Upon receipt of Instructions, IFTC will release or cause to be released Assets to the designated pledgee by way of pledge or hypothecation to secure any loan incurred by a Portfolio; provided, however, that IFTC will release Assets only upon payment to IFTC of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further Assets may be released or caused to be released for that purpose. Upon receipt of Instructions, IFTC will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the Assets pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

          2. Upon receipt of Instructions, IFTC win release Assets to the designated borrower; provided, however, that the Assets will be released only upon deposit with IFTC of full cash collateral as specified in such Instructions, and that the lending Portfolio will retain the right to any dividends, interest or distribution on such loaned Assets. Upon receipt of Instructions and the loaned Assets, IFTC will release the cash collateral to the borrower.

     J.   Routine Matters. IFTC will, in general, attend to all routine and
          ---------------
          mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with the Assets except as may be otherwise provided herein or upon Instruction from PIMCO.

     K.   Deposit Accounts. IFTC will open and maintain one or more special
          ----------------
          purpose deposit accounts for each Portfolio in the name of IFTC in such banks or trust companies (including, without limitation, affiliates of IFTC) as may be designated by it or PIMCO in writing ("Accounts"), subject only to draft or order by IFTC upon receipt of Instructions. IFTC will deposit all monies received by IFTC from or for the account of a Portfolio in an Account maintained for such Portfolio. Subject to Section 5.K hereof, IFTC agrees:

          1. To make Fed Funds available to the applicable Portfolio at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into an Account, in the amount of the check;

          2. To make funds available immediately upon a deposit made by Federal Reserve wire; and

          3. To make funds available on the next business day after deposit of ACH wires.

     L.   Income and Other Payments. IFTC will:
          -------------------------

          1. Collect, claim and receive and deposit for the account of the applicable Portfolio all income (including income from the Accounts) and other payments which become due and payable on or after the effective date hereof with respect to the Assets, and credit the account of such Portfolio in accordance with the schedule attached hereto as Exhibit A. If, for any reason, a Portfolio is credited with income that is not subsequently collected, IFTC may reverse that credited amount. If monies are collected after such reversal, IFTC will credit the Portfolio in that amount;

          2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

          3. Take such other action as may be necessary or proper in connection with (a) the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of all coupons and other income items requiring presentation; and all other Assets which may mature or be called, redeemed, retired or otherwise become payable and regarding which IFTC has Actual knowledge, or should reasonably be expected to have knowledge; and (b) the endorsement for collection, in the name of Fund or a Portfolio, of all checks, drafts or other negotiable instruments.

          IFTC, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of Instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. IFTC will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to Instructions.

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     M.   Proxies and Notices. IFTC will promptly deliver or mail or have
          -------------------
          delivered or mailed to PIMCO all proxies property signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to Assets and will, upon receipt of Instructions, execute and deliver or mail (or cause its nominee to execute and deliver or mail) such proxies or other authorizations as may be required. Except as provided herein or pursuant to Instructions hereafter received by IFTC, neither it nor its nominee will exercise any power inherent in any such Assets, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such Assets, or give any consent, approval or waiver with respect thereto, or take any other similar action.

     N.   Disbursements. IFTC will pay or cause to be paid, insofar as funds are
          -------------
          available for the purpose, bills, statements and other obligations of each Portfolio (including but not limited to obligations in connection with the conversion, exchange or surrender of Assets, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of such Portfolio) pursuant to Instructions setting forth the name of the person to whom payment is to be made, and the amount and purpose of the payment.

     O.   Daily Statement of Accounts. IFTC will, within a reasonable time,
          ---------------------------
          render to PEMCO a detailed statement of the amounts received or paid and of Assets received or delivered for the account of each Portfolio during each business day. IFTC will maintain such books and records as are necessary to enable it to render, from time to time upon request by PIMCO, a detailed statement of the Assets. IFTC will permit, and upon Instruction will cause any Subcustodian to permit, such persons as are authorized by the applicable Fund, including such Fund's independent public accountants, reasonable access to such records or will provide reasonable confirmation of the contents of such records, and if demanded, IFTC will permit, and will cause any Subcustodian to permit, federal and state regulatory agencies to examine the Assets, books and records of any Portfolio.

     P.   Appointment of Subcustodians. Notwithstanding any other provisions
          ----------------------------
          hereof:

          1. All or any of the Assets may be held in IFTC's own custody or in the custody of one or more other banks or trust companies (including, without limitation, affiliates of IFTC) acting as Subcustodians as may be selected by IFTC. Any such Subcustodian selected by IFTC must have the qualifications required for a custodian under the 1940 Act. IFTC will be responsible to the applicable Portfolio for any loss, damage or expense suffered or incurred by such Portfolio resulting from the actions or omissions of any Subcustodians selected and appointed by IFTC (except Subcustodians appointed at the request of PIMCO and as provided in

               Subsection 2 below) to the same extent IFTC would be responsible to Fund hereunder if it committed the act or omission itself.

          2. Upon request of PIMCO, IFTC will contract with other Subcustodians reasonably acceptable to IFTC for purposes of (a) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (b) providing depository and clearing agency services with respect to certain variable rate demand note securities, or (c) for other reasonable purposes specified by PIMCO; provided, however, that IFTC will be responsible to PIMCO for any loss, damage or expense suffered or incurred by a Fund resulting from the actions or omissions of any such Subcustodian only to the same extent such Subcustodian is responsible to IFTC. PIMCO may review IFTC's contracts with such Subcustodians.

     Q.   Foreign Custody Manager.
          -----------------------

          1. Definitions. Capitalized terms in this Section Q have the following meanings:

               "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; financial infrastructure (including financial institutions such as any Mandatory Securities Depositories (but not Eligible Foreign Custodians) operating in the country); prevailing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

               "Eligible Foreign Custodian" has the meaning set forth in Section
               (a)(1) of Rule 17f-5, except that the term does not include Mandatory Securities Depositories.

               "Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents in amounts deemed by PIMCO to be reasonably necessary to effect the Portfolios' transactions in such investments.

               "Foreign Custody Manager" or TCM" has the meaning set forth in Section (a)(2) of Rule 17f-5.

               "Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the manager of a Portfolio determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from. such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

          2.   Delegation to IFTC as FCM. Each Fund, pursuant to resolution
               -------------------------
               adopted by its Board of Trustees or Directors (each a "Board"), hereby delegates to IFTC, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section Q with respect to Foreign Assets held outside the United States, and IFTC hereby accepts such delegation, as FCM of each Portfolio. It is understood and agreed that IFTC will sub-contract the performance of its responsibilities hereunder with State Street Bank & Trust Company. IFTC will be responsible to the applicable Portfolio for any loss, damage or expense suffered or incurred by such Portfolio resulting from the actions or omissions of State Street Bank & Trust Company to the same extent IFTC would be responsible to the Funds hereunder if it committed the act or omission itself. References herein to "FCM" shall include IFTC and State Street Bank & Trust Company.

          3.   Countries Covered. The FCM is responsible for performing the
               -----------------
               delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Exhibit D hereto , which may be amended from time to time by the FCM. `Me FCM will list on Exhibit D the Eligible Foreign Custodians selected by the FCM to maintain the assets of each Portfolio. Mandatory Securities Depositories are listed on Exhibit E hereto, which Exhibit E may be amended from time to time by the FCM. The FCM will provide amended versions of Exhibits D and E in accordance with subsection 7 of this Section Q.

               Upon the receipt by the FCM of Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Exhibit D, and the fulfillment by PIMCO of the applicable account opening requirements for such country, the FCM is deemed to have been delegated by the applicable Board responsibility as FCM with respect to that country and to have accepted such delegation. Following the receipt of Instructions directing the FCM to close the account of a Portfolio with the Eligible Foreign Custodian selected by the FCM in a designated country, the delegation by the applicable Board to IFTC as FCM for that country is deemed to have been withdrawn and IFTC will immediately cease to be the FCM of the Portfolio with respect to that country unless a substitute Eligible Foreign Custodian is identified and added to Exhibit D.

               The FCM may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to PIMCO. Commencing sixty (60) days (or such longer period as to which the parties agree in writing) after receipt of any. such notice by PIMCO, IFTC will have no further responsibility as FCM to a Portfolio with respect to the country as to which IFTC's acceptance of delegation is withdrawn.

          4.   Scope of Delegated Responsibilities.
               -----------------------------------

               a.   Selection of Eligible Foreign Custodians. Subject to the
                    ----------------------------------------
                    provisions of this Section Q, the FCM may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the FCM in each country listed on Exhibit D, as amended from time to time.

                    In performing its delegated responsibilities as FCM to place or maintain Foreign Assets with an Eligible Foreign Custodian, the FCM will determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including,. without limitation, those set forth in Rule 17f-5(c)(1)(i) through (iv).

               b.   Contracts With Eligible Foreign Custodians. The FCM will
                    ------------------------------------------
                    determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the FCM will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country and referred to in the second paragraph of Section 4.a. Each such contract will include the provisions set forth in Rule 17&5(c)(2)(i)(A) through (F), or, in lieu of any or all of the provisions set forth in said (A) through (F), such other provisions that the FCM determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in said
                    (A) through (F) in their entirety.

               c.   Monitoring. In each case in which the FCM maintains Foreign
                    ----------
                    Assets with an Eligible Foreign Custodian selected by the FCM, the FCM will establish a system to monitor (a) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian as provided in Section 4.a. and
                    (b) the contract
                    governing the custody arrangements established by the FCM with the Eligible Foreign Custodian as provided in Section 4.b. In the event the FCM determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the FCM will notify the applicable Board in accordance with subsection 7 of this Section Q.

          5.   Guidelines for the Exercise of Delegated Authority. For purposes
               --------------------------------------------------
               of this Section Q, the applicable Board will be solely responsible for considering and determining to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which IFTC is serving as FCM of a Portfolio, and the Board will be solely responsible for monitoring on a continuing basis such Country Risk to the extent that such Board considers necessary or appropriate. PIMCO, on behalf of the Funds, and IFTC each expressly acknowledge that the FCM will not be delegated any responsibilities under this Section Q with respect to Mandatory Securities Depositories.

          6.   Standard of Care as FCM of a Portfolio. In performing the
               --------------------------------------
               responsibilities delegated to it, the FCM agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

          7.   Reporting Requirements. The FCM will report the withdrawal of the
               ----------------------
               Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the applicable Board amended Exhibits D and E at the end of the calendar quarter in which an amendment to either Exhibit has occurred. The FCM will make written reports notifying the applicable Board of any other material change in the foreign custody arrangements of a Portfolio described in this Section Q promptly following after the occurrence of the material change.

          8.   Representations with Respect to Rule 17f-5. The FCM represents to
               ------------------------------------------
               PIMCO that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5.

               PIMCO, on behalf of each Fund, represents to IFTC that the applicable Board has determined that it is reasonable for such Board to rely on IFTC and State Street Bank & Trust Company to perform the responsibilities delegated pursuant to this Agreement to IFTC and State Street Bank & Trust Company as the FCM of each Portfolio and that IFTC has been granted the authority by each Fund to delegate to State Street Bank & Trust Company the FCM functions to which IFTC has been appointed by such Fund.

               Each party represents that it will in good faith negotiate revised terms for this Agreement to reflect future guidance from the SEC staff or regulatory amendments affecting Rule 17f-5.

          9.   Effective Date and Termination of IFTC as FCM. Each Board's
               ---------------------------------------------
               delegation to IFTC as FCM of a Portfolio will be effective as of the effective date of the 1997 Amendments to Rule 17f-5 and will remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of subsection 3 of this Section Q govern. the delegation to and termination of IFTC as FCM of each Fund with respect to designated countries.

     R.   Accounts and Records. IFTC will prepare and maintain, with the
          --------------------
          direction and as interpreted by PIMCO, a Fund's or a Portfolio's accountants and/or other advisors, in complete, accurate and current form all accounts and records: (1) required to be maintained by a Fund with respect to portfolio transactions under Section 3 1 (a) of the 1940 Act and the rules and regulations from time to time adopted thereunder, (2) required to be maintained as a basis for calculation of each Portfolio's net asset value; and (3) as otherwise agreed upon by the parties. PIMCO will advise IFTC in writing of all applicable record retention requirements, other than those set forth in the 1940 Act or the regulations thereunder. IFTC will preserve such accounts and records in the manner and for the periods prescribed in the 1940 Act or the regulations thereunder or for such longer period as is agreed upon by the parties. PIMCO will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by IFTC to complete such accounts and records, including Corporate Actions, when such information is not readily available from generally accepted securities industry services or publications.

     S.   Accounts and Records Property of Fund. IFTC acknowledges that all of
          -------------------------------------
          the accounts and records maintained by IFTC pursuant hereto are the property of the applicable Fund, and will be made available to the applicable Fund and PIMCO on behalf of such Fund for inspection or reproduction within a reasonable period of time, upon demand. IFTC will assist any Fund's independent auditors, or upon approval of PIMCO, or upon demand, any regulatory body, in any requested review of such Fund's accounts and records but PIMCO will reimburse IFTC for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from PIMCO of the necessary information or instructions, IFTC will supply information from the books and records it maintains for each Fund that such Fund needs for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as PIMCO and IFTC agree upon from time to time.

     T.   Adoption of Procedures. IFTC and PIMCO, on behalf of each Fund, hereby
          ----------------------
          adopt the Funds Transfer Operating Guidelines attached hereto as Exhibit B. IFTC and PIMCO may from time to time adopt such additional procedures as they agree upon, and IFTC may conclusively assume that no procedure approved or directed by PIMCO, any Fund's or any Portfolio's accountants or other advisors conflicts with or violates any requirements of the prospectus or registration statement, articles of incorporation and bylaws or trust instrument, any applicable law, rule or regulation, or any order, decree or agreement by which the applicable Fund may be bound. PIMCO will be responsible for notifying IFTC of any changes in statutes, regulations, rules, requirements or policies which may impact IFTC's performance of its responsibilities hereunder or its related operational policies and procedures as they relate to the Funds in a manner different from or in addition to requirements applicable to investment companies registered under the 1940 Act in general.

     U.   Calculation of Net Asset Value. PIMCO, on behalf of each Fund, will
          ------------------------------
          give Instructions to IFTC specifying the outside pricing sources to be utilized as sources of Asset prices ("Pricing Sources"). In the event that PIMCO specifies Reuters America, Inc., it will enter into the Agreement attached hereto as Exhibit C. IFTC will calculate each Portfolio's net asset value, in accordance with the Portfolio's prospectus or registration statement. IFTC will price the Assets, including foreign currency holdings, of each Portfolio for which market quotations are available from the Pricing Sources; all other Assets will be priced in accordance with PIMCO's Instructions.

     V. Advances. The applicable Fund will cause each Portfolio to pay on demand any advance of cash or securities made by IFTC or any Subcustodian, in its sole discretion, for any purpose (including but not limited to securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of any Portfolio. Any such cash advance will be subject to an overdraft charge at the rate set forth in the then-current fee schedule from the date advanced until the date repaid. As security for each such advance, each Fund hereby separately grants IFTC and such Subcustodian, a lien on and security interest in all of such Fund's Portfolio's Assets at any time held for the account of the applicable Portfolio, including without limitation all Assets acquired with the amount advanced. Should the applicable Portfolio fail to promptly repay the advance, the applicable Fund agrees that IFTC and such Subcustodian may utilize available cash and dispose of such Portfolio's Assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges; provided, however, that prior to such utilization and disposition, (i) IFTC or Subcustodian has given PIMCO 2 days' notice of the amount due and of its intent to so utilize and dispose of custodied Assets; and (ii) the applicable Portfolio shall not have satisfied the obligation. During such 2 day notice period, PIMCO shall have the option to direct IFTC or such Subcustodian by written notice regarding which and in what priority order custodied Assets are to be utilized and disposed of.

     W.   Exercise of Rights; Tender Offers. Upon receipt of Instructions, IFTC
          ---------------------------------
          will: (1) deliver wan-ants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new Assets, if any, are to be delivered to IFTC; and (2) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to IFTC or the tendered securities are to be returned to IFTC.

     X.   Fund Shares.
          -----------

          1. PIMCO will deliver to IFTC Instructions with respect to the declaration and payment of any dividend or other distribution on the shares of capital stock or beneficial interest, as the case may be, of a Portfolio ("Fund Shares") by a Portfolio. On the date specified in such Instruction, IFTC will pay out of the monies held for the account of the Portfolio, insofar as it is available for such purposes, and credit to the account of the Dividend Disbursing Agent for the Portfolio, the amount specified in such Instructions.

          2. Whenever Fund Shares are repurchased or redeemed by a Portfolio, PIMCO on behalf of such Portfolio or its agent will give IFTC Instructions regarding the aggregate dollar amount to be paid for such shares. Upon receipt of such Instruction, IFTC will charge such aggregate dollar amount to the account of the Portfolio and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such Instruction. IFTC has no duty or responsibility to determine that Fund Shares have been removed from the proper shareholder accounts or that the proper number of Fund Shares have been canceled and removed from the shareholder records.

          3. Whenever Fund Shares are purchased from a Portfolio, PIMCO will deposit or cause to be deposited with IFTC the amount received for such shares. IFTC has no duty or responsibility to determine that Fund Shares purchased from a Portfolio have been added to the proper shareholder account or that the proper number of such shares have been added to the shareholder records.

4.  INSTRUCTIONS.
    ------------

     A. The term "Instructions", as used herein, means written (including telecopied, telexed, or electronically transmitted) or oral instructions which IFTC reasonably believes were given by a designated representative of PIMCO. PIMCO Will deliver to IFTC, prior to delivery of any Assets to IFTC and thereafter from time to time as changes therein are necessary, written Instructions naming one or more designated representatives to give Instructions in the name and on behalf of each Fund, which Instructions may be received and accepted by IFTC as conclusive evidence of the authority of any designated representative to act for the applicable Fund and may be considered to be in full force and effect until receipt by IFTC of notice to the contrary. Unless such written Instructions delegating authority to any person to give Instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, IFTC will be under no obligation to inquire into the right of such person, acting alone, to give any Instructions whatsoever. If PIMCO fails to provide IFTC any such Instructions among designated representatives, any Instructions received by IFTC from a person reasonably believed to be an appropriate representative of PIMCO will constitute valid and proper Instructions hereunder. "Designated representatives" may include a Fund's or a Portfolio's employees and agents, including investment managers and their employees.

     B. No later than the next business day immediately following each oral Instruction, PIMCO will send IFTC written confirmation of such oral Instruction. At IFTC's sole discretion, IFTC may record on tape, or otherwise, any oral Instruction whether given in person or via telephone, each such recording identifying the date and the time of the beginning and ending of such oral Instruction.

     C. PIMCO will provide, upon IFTC's request, a certificate signed by an officer or designated representative of PIMCO, as conclusive proof of any fact or matter required to be ascertained from PIMCO hereunder. PIMCO will also provide IFTC Instructions with respect to any matter concerning this Agreement requested by IFTC. If IFTC reasonably believes that it could not prudently act according to the Instructions, or the instruction or advice of a Fund's or a Portfolio's accountants or counsel, it may in its discretion, with notice to PIMCO and such Fund, not act according to such Instructions.

5.   LIMITATION OF LUBILITY OF EFTC.
     ------------------------------

     A. IFTC shall at all times use reasonable care and due diligence and act in good faith in performing its duties under this Agreement. PIMCO and each Fund is not responsible or liable for, and IFTC will indemnify and hold PIMCO and each Fund harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by PIMCO or any Fund or for which PIMCO or any Fund may be held to be liable, arising out of or attributable to IFTC's failure to comply with the terms of this Agreement or arising out of IFTC's (or its agents' or delegees') negligence, willful misconduct, or bad faith.

     B. IFTC is not responsible or liable for, and PIMCO will indemnify and hold IFTC harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by IFTC or for which IFTC may be held to be liable, arising out of or attributable to:

          1. IFTC's action or omission to act pursuant hereto; provided that IFTC has acted or failed to act in good faith and with due diligence and reasonable care; and provided further, that neither party is liable to the other for consequential, special, or punitive damages in any event.

          2. IFTC's payment of money as requested by PIMCO, or the taking of any action which might make it or its nominee liable for payment of monies or in any other way; provided, however, that nothing herein obligates IFTC to take any such action or expend its own monies in its sole discretion.

          3. IFTC's action or omission to act hereunder in reasonable reliance upon any Instructions, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed, including any Instructions, communications, data or other information received by IFTC by means of the Systems, as hereinafter defined, or any electronic system of communication.

          4. IFTC's action or omission to act in good faith reliance on the advice or opinion of counsel for PIMCO or of its own counsel with respect to questions or matters of law, which advice or opinion may be obtained by IFTC from counsel for PIMCO at the expense of PIMCO or from IFTC's counsel at its own expense, or on the Instructions, advice or statements of any officer or employee of PIMCO, or the applicable Fund's accountants or other authorized individuals, and other persons believed by it in good faith to be expert in matters upon which they are consulted.

          5. The purchase or sale of any securities or foreign currency positions. Without limiting the generality of the foregoing, IFTC is under no duty or obligation to inquire into:

               a. The validity of the issue of any securities purchased by or for any Portfolio, or the legality of the purchase thereof or of foreign currency positions, or evidence of ownership required by PIMCO to be received by IFTC, or the propriety of the decision to purchase or the amount paid therefor;

               b. The legality of the sale of any securities or foreign currency positions by or for any Portfolio, or the propriety of the amount for which the same are sold; or

               c. The legality of the issue or sale of any Fund Shares, or the sufficiency of the amount to be received therefor, the legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor, or the legality of the declaration of any dividend by either Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

          6. Any error, omission, inaccuracy or other deficiency in any Portfolio's accounts and records or other information provided by or on behalf of a Portfolio to IFTC, including the accuracy of the prices quoted by the Pricing Sources or for the information supplied by PIMCO to price the Assets, or the failure of PIMCO to provide, or provide in a timely manner, any accounts, records, or information needed by IFTC to perform hereunder.

          7. PIMCO's or any Fund's refusal or failure to comply with the terms hereof (including without limitation PIMCO's or any Fund's failure to pay or reimburse IFTC under Section 5 or 6 hereof), PIMCO's or any Fund's negligence or willful misconduct, or the failure of any representation or warranty of PIMCO or any Fund hereunder to be and remain true and correct in all respects at all times.

          8. The use or misuse, whether authorized or unauthorized, of the Systems or any electronic system of communication used hereunder, by PIMCO or by any person who acquires access to the Systems or such other systems through the terminal device, passwords, access instructions or other means of access to such Systems or such other system which are utilized by, assigned to or otherwise made exclusively available to PIMCO, except to the extent attributable to any negligence or willful misconduct by IFTC.

          9. Any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money to be received by IFTC on behalf of a Portfolio until actually received; provided, however, that IFTC will advise PIMCO promptly if it fails to receive any such money in the ordinary course of business and will cooperate with PIMCO toward the end that such money is received.

          10. Except as provided in Section 3.P hereof, and subject to Section 5.B. I hereof, loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom IFTC may deal.

          11. The failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control or ability to take preemptive measures against, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

6.   COMPENSATION. In consideration for its services hereunder, IFTC will be
     ------------
     paid the compensation set forth in a separate fee schedule, incorporated herein by this reference, to be agreed to by each Fund, PIMCO and IFTC from time to time, and reimbursement for IFTC's cash disbursements and reasonable out-of-pocket costs and expenses, including attorney's fees, incurred by IFTC in connection with the performance of services hereunder, on demand. IFTC, subject to Section 10 hereof, may charge such compensation against monies held by it for the accounts of the Portfolios following notice to PIMCO. IFTC will, subject to Section 10 hereof, be entitled to charge against any monies held by it for the accounts of the Portfolios the amount of any loss, damage, liability, advance, overdraft or expense for which it is entitled to reimbursement from PIMCO. IFTC will be entitled to reimbursement by the applicable Fund or PIMCO for the losses, damages, liabilities, advances, overdrafts and expenses of Subcustodians only to the extent that (a) IFTC would have been entitled to reimbursement hereunder if it had incurred the same itself directly, and (b) IFTC is obligated to reimburse the Subcustodian therefor. As between the Funds and PIMCO, it is agreed that the compensation due IFTC hereunder shall be paid by PIMCO.

7.   TERM AND TERMINATION. The initial term of this Agreement is for a period of
     --------------------
     one (1) year. Thereafter, PIMCO or IFTC may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party and received not less than sixty (60) days prior to the date upon which such termination will take effect. Upon termination hereof:

     A. PIMCO will pay IFTC its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date;

     B. PIMCO will designate a successor investment accounting and recordkeeping agent (which may be PIMCO or any Fund) by Instruction to IFTC;

     C. PIMCO will designate a successor custodian by Instruction to IFTC. In the event no such Instruction has been delivered to IFTC on OE before the date when such termination becomes effective, then IFTC may, at its option, (i) choose as successor custodian a bank or trust company meeting the qualifications for custodian set forth in the 1940 Act and having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, or (ii) apply to a court of competent jurisdiction for the appointment of a successor or other proper relief, or take any other lawful action under the circumstances; provided, however, that PIMCO will reimburse IFTC for its costs and expenses, including reasonable attorney's fees, incurred in connection therewith; and

     D. IFTC will, upon payment of all sums due to IFTC from PIMCO hereunder, deliver at IFTC's office (i) all accounts and records to the successor investment accounting and recordkeeping agent or, if none, to PIMCO; and (ii) all Assets, duly endorsed and in form for transfer, to the successor custodian, or as specified by the court. IFTC will cooperate in effecting changes in book-entries at all Depositories. Upon delivery to a successor or as specified by the court, IFTC will have no further obligations or liabilities hereunder. Thereafter such successor will be the successor hereunder and will be entitled to reasonable compensation for its services.

     In the event that accounts, records or Assets remain in the possession of IFTC after the date of termination hereof for any reason other than IFTC's failure to deliver the same, IFTC is entitled to compensation as provided in the then-current fee schedule for its services during such period, and the provisions hereof relating to the duties and obligations of IFTC will remain in full force and effect.

8.   NOTICES. Notices, requests, instructions and other writings addressed to
     -------
     PIMCO or either Fund at the address set forth above, or at such other address as PIMCO or such Fund may have designated to IFTC in writing, will be deemed to have been properly given to PIMCO or Fund hereunder. Notices, requests, Instructions and other writings addressed to IFTC at the address set forth above, Attention: Custody Department, or to such other address as it may have designated to PIMCO and the Funds in writing, will be deemed to have been properly given to IFTC hereunder.

9.   THE SYSTEMS; CONFIDENTIALITY.
     ----------------------------

     A. If IFTC provides PIMCO direct access to the computerized investment portfolio custody, recordkeeping and accounting systems used by IFTC ("Systems") or if IFTC and PIMCO agree to utilize any electronic system of communication, PIMCO agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of the Systems or such other system.

     B. PIMCO will preserve the confidentiality of the Systems and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Systems and the business of IFTC ("Confidential Information"). PIMCO agrees that it will not voluntarily disclose any such Confidential Information to any other-person other than its own employees who reasonably have a need to know such information pursuant hereto. PIMCO will return all such Confidential Information to IFTC upon termination or expiration hereof.

     C. PIMCO has been informed that the Systems are licensed for use by IFTC from one or more third parties ("Licensors"), and PIMCO acknowledges that IFTC and Licensors have proprietary rights in and to the Systems and all other IFTC or Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats, and procedures, including without limitation any changes or modifications made at the request or expense or both of PIMCO (collectively, the "Protected Information"). PIMCO acknowledges that the Protected Information constitutes confidential material and trade secrets of IFTC and Licensors. PIMCO will preserve the confidentiality of the Protected Information, and PIMCO hereby acknowledges that any unauthorized use, misuse, disclosure or taking of Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. PIMCO will so inform employees and agents who have access to the Protected Information or to any computer equipment capable of accessing the same. Licensors are intended to be and are third party beneficiaries of PIMCO's obligations and undertakings contained in this Section.

     D. PIMCO hereby represents and wan-ants to IFTC that it has determined to its satisfaction that the Systems are appropriate and suitable for its use. THE SYSTEMS ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. IFTC EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE E32RESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     E. IFTC agrees to defend any claim or action brought against PIMCO or any Fund on the issue of infringement of any United States patent, copyright, trade secret or trademark by the Systems as used within the scope of this Agreement, and to indemnify PIMCO and each Fund against all damages and costs, subject to the provisions of Section 5 hereof, which may be assessed against them under any such claim or action.

10.  MULTIPLE PORTFOLIOS. If a Fund is comprised of more than one Portfolio:
     -------------------

     A. Each Portfolio will be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to a Portfolio is deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances will the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and will not constitute any basis for joining the Portfolios for any reason.

     B. PIMCO may appoint IFTC as its custodian and investment accounting and recordkeeping agent for additional Portfolios from time to time by written notice, provided that IFTC consents to such addition. Rates or charges for each additional Portfolio will be as agreed upon by IFTC and PIMCO in writing.

11.  MISCELLANEOUS.
     -------------

     A. This Agreement will be construed according to, and the rights and liabilities of the parties hereto will be governed by, the laws of the State of Missouri without reference to the choice of laws principles thereof.

     B. All terms and provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     C. The representations and warranties, the indemnifications extended hereunder, and the provisions of Section 9 hereof are intended to and will continue after and survive the expiration, termination or cancellation hereof.

     D. No provisions hereof may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

     E. The failure of any party to insist upon the performance of any terms or conditions hereof or to enforce any rights resulting from any breach of any of the terms or conditions hereof, including the payment of damages, will not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party's rights hereunder will be effective unless contained in a written instrument signed by the party sought to be charged.

     F. The captions herein are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     G. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

     H. If any provision hereof is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

          I. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

          J. Neither the execution nor performance hereof will be deemed to create a partnership or joint venture by and between IFTC, PIMCO and/or any Fund or any Portfolio.

          K. This Agreement supersedes the agreements previously entered into by the parties hereto and the agreements affecting the Funds more specifically described on Schedule A hereto. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder will not affect any rights or obligations of the other parties hereunder.

          L. If a Fund is a Trust, notice is hereby given that this Agreement has been executed on behalf of such Fund by the undersigned duly authorized representative of such Fund in his/her capacity as such and not individually; and that the obligations of this Agreement are binding only upon the assets and property of such Fund and not upon any trustee, officer of shareholder of such Fund individually.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

INVESTORS FIDUCIARY TRUST                        PACIFIC INVESTMENT
COMPANY                                          MANAGEMENT COMPANY a Delaware
                                                 partnership

By:                                   By:
   ------------------------              ------------------------------

Title:                                Title:  Senior Vice President
      ---------------------                 ---------------------------

                                      PIMCO FUNDS:
                                      MULTI-MANAGER SERIES

                                      By:
                                         ------------------------------
                                      Title:  Executive Vice President
                                           ----------------------------

                                      PIMCO FUNDS
                                      PACIFIC INVESTMENT
                                      MANAGEMENT COMPANY

                                      Title:  Senior Vice President
                                            ---------------------------

                                           SCHEDULE A


         FUND                                        PREVIOUS AGREEMENTS

PIMCO Funds: Multi-Manager Series, a        Custody Agreement dated 12/17/90, as
Massachusetts business trust                amended 4/2/91; 6/1/91; 2/13/93;
                                            11/14/94; 8/11/95; 8/20/96; 1/17/97;
                                            1/17/97

PIMCO Funds: Pacific Investment Management  Custody Agreement dated 4/1/89, as
Series. a Massachusetts business trust      amended 6/1/90; 5/94; 5/28/96




115275.1.